Exhibit 99.1

Plus Therapeutics Reports Fourth Quarter and Full Year 2023 Financial Results and Business Highlights

Began enrollment of the 5th of an anticipated 7 planned dosing cohorts for the ReSPECT-LM Phase 1 dose escalation trial with rhenium (186Re) obisbemeda for leptomeningeal metastases (LM)

Reached agreement to expand ReSPECT-GBM Phase 2 trial and add new sites

Current financial forecast for sufficient runway to fund operations into 2H 2025

Management to Host Conference Call March 5, 2024 at 5:00 p.m. ET

AUSTIN, Texas, March 5, 2024 (GLOBE NEWSWIRE) – Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), a clinical-stage pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system cancers, today announced financial results for the fourth quarter and full year ended December 31, 2023, and provided an overview of recent and upcoming business highlights.

“Based on 2023 achievements and planned 2024 milestones, we intend to move our lead targeted radiotherapeutic into registrational trials in 2025,” said Marc H. Hedrick M.D., President and Chief Executive Officer of Plus Therapeutics. “Our ReSPECT clinical trials in both LM and recurrent glioblastoma (rGBM) continue to demonstrate encouraging safety and efficacy signals for rhenium (186Re) obisbemeda and we plan U.S. Food and Drug Administration (FDA) meetings during 2024 to discuss next steps toward product approval.”

UPCOMING EVENTS AND MILESTONES

In 2024 the Company plans to accomplish the following key business objectives:

Leptomeningeal Metastasis:

•
Present interim safety and feasibility data from the ReSPECT-LM trial at the SNO/ASCO CNS Cancer Conference in August 2024.
•
Complete ReSPECT-LM Phase 1 dose escalation trial enrollment, determine the maximum tolerated dose, and recommended Phase 2 dose.
•
Present complete ReSPECT-LM Phase 1 data at the SNO Annual Meeting in November 2024.
•
Implement Plus’ CNSide cerebral spinal fluid (CSF)-based tumor cell quantification assay as an exploratory clinical endpoint in all ReSPECT-LM trial patients in Q1 2024.
•
2024 FDA meeting to align on the design for a pivotal Phase 2/3 ReSPECT-LM trial for the treatment of breast cancer with leptomeningeal metastases, anticipated to begin in 1H 2025.
•
Develop a new, multiple dosing ReSPECT-LM clinical trial in 2024.
•
Complete preclinical combination studies of rhenium (186Re) obisbemeda with PD-1 and PD-L1 checkpoint inhibitors.

Glioblastoma:

•
Continue to advance Phase 2 ReSPECT-GBM trial and present data in the second half of 2024.
•
Finalize ReSPECT-GBM pivotal design with FDA.

Pediatric Brain Cancer (PBC)

•
Obtain FDA IND approval to begin enrollment of ReSPECT-PBC trial for children with high grade glioma and ependymoma.

Manufacturing:

•
Increase GMP manufacturing capacity of rhenium (186Re) obisbemeda to support forecasted Phase 3 and commercial supply requirements.

Q4 2023 AND RECENT HIGHLIGHTS AND MILESTONE ACHIEVEMENTS

Leptomeningeal Metastasis:

•
Completed dosing in Cohort 4and initiated dosing in Cohort 5 of the ReSPECT-LM Phase 1 dose escalation trial of rhenium (186Re) obisbemeda for the treatment of LM.
•
Added a total of 5 new sites to the ReSPECT trials.
•
Partnered with K2bio for implementation of the CNSide™ cerebrospinal fluid (CSF)-based tumor cell capture and enumeration assay, acquired from Biocept, being utilized in the ReSPECT-LM clinical trial. CNSide assay implementation is now complete.
•
Orphan Drug Designation granted to rhenium (186Re) obisbemeda by the FDA for the treatment of breast cancer with LM.
•
Presented preliminary safety and efficacy results from Phase 1/Part A of the ReSPECT-LM clinical trial at the SNO/ASCO CNS Cancer Conference. Following the presentation, the Company hosted a key opinion leader roundtable on data presented at the conference.
•
Received advance payment of grant funds of approximately $3.3 million from CPRIT as part of its overall $17.6 million award contract. To date, the Company has received $7.1 million in grant funding from CPRIT.

Glioblastoma:

•
Presented interim safety and efficacy results from the ongoing ReSPECT-GBM Phase 2 clinical trial at the SNO Annual Meeting. Following the presentation, the Company hosted a key opinion leader webinar to discuss the data presented at the conference.

FULL YEAR 2023 FINANCIAL RESULTS

•
The Company’s cash balance was $8.6 million at December 31, 2023, compared to $18.1 million at December 31, 2022.
•
The Company recognized $4.9 million and $0.2 million of grant revenue during the years ended December 31, 2023 and 2022, respectively, which represents CPRIT’s share of the costs incurred for our rhenium (186Re) obisbemeda development for the treatment of patients with LM.
•
Total operating loss for the year ended December 31, 2023 was $13.3 million compared to $19.7 million in the same period of 2022. The decrease is primarily due to an increase in grant revenue of $4.7 million, offset by a decrease in general and administrative expenses of $1.7 million due to lower professional fees.

•
Net loss for the year ended December 31, 2023 was $(13.3) million, or $(4.24) per share, compared to a net loss of $(20.3) million, or $(11.58) per share, for the same period the prior year.

FOURTH QUARTER AND FULL YEAR 2023 RESULTS CONFERENCE CALL

The Company will hold a conference call and live audio webcast at 5:00 pm Eastern Time today to discuss its financial results and provide a general business update.

A live webcast will be available at ir.plustherapeutics.com/events.

Participants may also pre-register any time before the call here. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

Following the live call, a replay will be available on the Company’s website under the ‘For Investors’ section. The webcast will be available on the Company’s website for 90 days following the live call.

About Plus Therapeutics

Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes for patients. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in recurrent glioblastoma (GBM) and leptomeningeal metastases (LM). The Company has built a supply chain through strategic partnerships that enable the development, manufacturing and future potential commercialization of its products. Plus Therapeutics is led by an experienced and dedicated leadership team and has operations in key cancer clinical development hubs including Austin and San Antonio, Texas. For more information, visit https://plustherapeutics.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws, including statements regarding clinical trials, expected operations and upcoming developments. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “potential,” “anticipating,” “planning” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements regarding the following: the potential promise of rhenium (186Re) obisbemeda including the ability of rhenium (186Re) obisbemeda to safely and effectively deliver radiation directly to the tumor at high doses; expectations as to the Company’s future performance including the next steps in developing the Company’s current assets; the Company’s clinical trials including statements regarding the timing and characteristics of the ReSPECT-GBM, ReSPECT-LM and ReSPECT-PBCclinical trials; possible negative effects of rhenium (186Re) obisbemeda; the continued evaluation of rhenium (186Re) obisbemeda including through evaluations in additional patient cohorts; and the intended functions of the Company’s platform and expected benefits from such functions.

The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the early stage of the Company’s product candidates and therapies, the results of the Company’s research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s liquidity and capital resources and its ability to raise additional cash, the outcome of the Company’s partnering/licensing efforts, risks associated with laws or regulatory requirements applicable to it, market conditions, product performance, litigation or potential litigation, and competition within the cancer diagnostics and therapeutics field, ability to develop and protect proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms, and material security breach or cybersecurity attack affecting the Company’s operations or property. This list of risks, uncertainties, and other factors is not complete. Plus Therapeutics discusses some of these matters more fully, as well as certain risk factors that could affect Plus Therapeutics’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Plus Therapeutics’ annual report on Form 10-K for the fiscal year ended December 31, 2023, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Plus Therapeutics makes may turn out to be wrong and can be affected by inaccurate assumptions Plus Therapeutics might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact
Corey Davis, Ph.D.
LifeSci Advisors
(212) 215-2577

cdavis@lifesciadvisors.com

PLUS THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and par value data)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$ 8,554	$ 18,120
Other current assets	1,280	3,697
Total current assets	9,834	21,817

Property and equipment, net	906	1,324
Operating lease right-use-of assets	202	248
Goodwill	372	372
Intangible assets, net	42	94
Other assets	32	12
Total assets	$ 11,388	$ 23,867
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$ 6,631	$ 10,134
Operating lease liability	120	110
Term loan obligation, current	3,976	1,608
Total current liabilities	10,727	11,852

Noncurrent operating lease liability	85	141
Term loan obligation	—	3,786
Deferred grant liability	1,924	1,643
Total liabilities	12,736	17,422

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,522,656 issued and 4,444,097 outstanding as of December 31, 2023, 2,240,092 shares issued and outstanding as of December 31, 2022, respectively	5	2
Treasury stock (at cost, 78,559 shares as of December 31, 2023)	(126)	—
Additional paid-in capital	479,274	473,628
Accumulated deficit	(480,501)	(467,185)
Total stockholders’ equity (deficit)	(1,348)	6,445
Total liabilities and stockholders’ equity (deficit)	$ 11,388	$ 23,867

PLUS THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	For the Years Ended December 31,
	2023	2022
Grant revenue	$4,913	$224

Operating expenses:
Research and development	9,690	9,698
General and administrative	8,544	10,238
Total operating expenses	18,234	19,936
Operating loss	(13,321)	(19,712)

Other income (expense):
Interest income	400	147
Interest expense	(395)	(711)
Change in fair value of liability instruments	—	1
Total other income/(expense)	5	(563)
Net loss	$(13,316)	$(20,275)

Net loss per share, basic and diluted	$(4.24)	$(11.58)

Basic and diluted weighted average shares used in calculating net loss per share attributable to common stockholders	3,140,925	1,750,350

PLUS THERAPEUTICS, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

For the Years Ended December 31,
2023	2022

Cash flows used in operating activities:
Net loss	$ (13,316)	$ (20,275)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	628	619
Amortization of deferred financing costs and debt discount	190	389
Common stock issued for research and development	75	—
Change in fair value of liability instruments	—	(1)
Loss on disposal of property and equipment	2	—
Share-based compensation expense	569	606
Reduction in the carrying amount of operating lease right-of-use assets	117	93
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Other assets	2,397	(2,369)
Accounts payable and accrued expenses	(3,677)	6,452
Change in operating lease liabilities	(117)	(129)
Deferred grant liability	281	1,643
Net cash used in operating activities	(12,851)	(12,972)

Cash flows used in investing activities:
Purchases of property and equipment and intangible assets	(160)	(509)
In process research and development acquired	—	(250)
Net cash used in investing activities	(160)	(759)

Cash flows from financing activities:
Principal payments of long-term obligations	(1,608)	(1,608)
Gross proceeds from sale of common stock	5,527	15,832
Payment of offering costs related to sale of common stock	(348)	(773)
Purchase of treasury stock	(126)	—
Net cash provided by financing activities	3,445	13,451
Net decrease in cash and cash equivalents	(9,566)	(280)
Cash and cash equivalents at beginning of period	18,120	18,400
Cash and cash equivalents at end of period	$ 8,554	$ 18,120

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$ 222	$ 327
Supplemental schedule of non-cash investing and financing activities:
Unpaid offering cost	$ 174	$ —
Common stock issued in payment for in process research and development	$ 75	$ —
Right-of-use assets acquired by assuming operating lease liabilities	$ 71	$ —